NEWS RELEASE
26533 Evergreen Rd., Suite 500 • Southfield, Michigan 48076
(800) 229-4125

For Immediate Release
November 3, 2016

Covisint Corporation Announces Second Quarter Fiscal 2017 Financial Results

DETROIT - November 3, 2016 -- Covisint Corporation (Nasdaq: COVS), the leading Cloud Platform for building Identity and Internet of Things (IoT) applications, today announced financial results for the second quarter of fiscal 2017, which ended September 30, 2016.

"During the second quarter, we delivered total revenue of $17.2 million, which included $14.6 million in subscription revenue. Our margins remain strong and we finished the quarter with nearly $35 million in cash, which was ahead of our expectations. We remain focused on driving subscription revenue sales growth, particularly within our core automotive vertical, while aggressively managing our cash position through strong expense management. We are raising our Fiscal Year End 2017 cash guidance to $33 million and expect to be cash flow break-even for Fiscal Year 2018,” said Covisint CEO, Sam Inman.

Second Quarter Fiscal 2017 Financial Highlights

Revenue

•	Total revenue was $17.2 million, a decrease of 7% compared to $18.4 million in the prior year period.

•	Subscription revenue was $14.6 million, a decrease of 4% compared to $15.3 million in the prior year period.

•	Services revenue was $2.6 million, a decrease of 18% compared to the prior year period.

Profitability

•	GAAP gross margin was 48%, compared to 53% in the prior fiscal quarter and 54% in the prior year period.

•	Non-GAAP gross margin was 55%, compared to 58% in the prior fiscal quarter and 59% in the prior year period.

•	GAAP net loss was $4.9 million or ($0.12) per diluted share, compared to net loss of $4.1 million or ($0.10) per diluted share in the prior year.

•	Non-GAAP net loss was $4.1 million or ($0.10) per diluted share, compared to net loss of $3.7 million or ($0.09) per diluted share in the prior year.

Balance Sheet

•	The Company had $34.8 million in cash and cash equivalents at September 30, 2016, compared with $41.8 million at June 30, 2016.

Second Quarter Fiscal 2017 Business Highlights

•
Enhanced relationships by renewing contracts with two global automotive OEMs to deliver their Supplier Portal, with new 5-year and 3-year agreements. We also renewed contracts with several Tier I automotive suppliers.

•	Showcased the Covisint Platform at the 2016 Cisco Live! Conference in Las Vegas, July 2016.

•	Featured in 451 Research, The Internet of Things Market Map 2016, published August 2016.

•
Exhibited and presented at the 2016 Gartner Catalyst Conference in San Diego, August 2016, where Covisint Chief Security Officer, David Miller presented on “Orchestrating Identities Across People, Systems and Things.”

•	Featured in Gartner Research, Critical Capabilities for Identity and Access Management as a Service, Worldwide, published September 2016.

•	Showcased the Covisint Platform at the 2016 World Mobility Leadership Forum in Detroit, September 2016.

•	Featured in ABI Research, Vehicle Prognostics Pave the Way for Advanced Driver Assistance Systems Progression, published September 2016.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), Covisint monitors non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share. Each of these financial measures excludes the impact of certain items (the impact of stock award compensation expense, the amortization and impairment of intangible assets and amounts incurred for capitalized internal software costs) and, therefore, has not been calculated in accordance with GAAP.

Covisint monitors these non-GAAP measures to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Covisint believes that these non-GAAP metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share. Furthermore, Covisint uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Covisint also believes that these non-GAAP measures provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods against other companies in its industry.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Conference Call and Webcast Information

Covisint management will hold a conference call at 5:00 p.m. (Eastern time) today to discuss these results. The U.S. toll free dial-in for the conference call is 1-877-407-4018, and the international dial-in number is 1-201-689-8471. No passcode is required. A live webcast of the conference call will also be available on the company's website at investors.covisint.com.

For those unable to participate in the conference call, a replay will be available after the conclusion of the earnings call on November 3, 2016, through November 10, 2016. The U.S. toll-free replay dial-in number is 1-844-512-2921 and the international replay dial-in number is 1-412-317-6671. The replay passcode is 13647593.

About Covisint Corporation

Covisint is the leading Cloud Platform for building Identity and Internet of Things (IoT) applications. Our Cloud Platform technology facilitates the rapid development of identification, authorization and connection of complex networks of people, processes, systems and things.

The Covisint Cloud Platform supports customers in their endeavors to securely identify, authenticate and connect users, devices, applications and information. It supports 2,000 organizations who connect more than 212,000 business partners and customers that support $4 billion in ecommerce transactions annually. Learn more at http://www.covisint.com/.

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Forward-looking Statements

This press release contains forward-looking statements, including statements regarding Covisint's future financial performance, market growth, the demand for Covisint's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Covisint's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Covisint's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Covisint disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts; the extent we are able to maintain pricing with our customers at renewal; the continued growth of the market for our solutions; the success of our channel partner and certified partner strategies; competition from current competitors and new market entrants; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales for our solutions; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Covisint's reports filed with the SEC.

Investor Relations Contact
866-319-7659
investors@covisint.com

Media Contact
Brad Schechter, Vice President, Corporate Marketing
248-483-2097
bschecht@covisint.com

For Sales and Marketing Information
Covisint Corporation, 26533 Evergreen Road, Suite 500, Southfield, MI 48076, 800-229-4125
http://www.covisint.com

COVISINT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)
(Unaudited)

	September 30, 2016	March 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,814	$39,681
Accounts receivable, net of allowance for doubtful accounts of $72 and $39 as of September 30, 2016 and March 31, 2016, respectively	9,243	12,836
Prepaid expenses	2,069	2,167
Other current assets	689	1,603
Total current assets	46,815	56,287
PROPERTY AND EQUIPMENT, NET	6,460	7,847
CAPITALIZED SOFTWARE AND OTHER INTANGIBLE ASSETS, NET	10,920	11,486
OTHER:
Goodwill	25,385	25,385
Deferred costs	381	580
Deferred tax asset, net	169	171
Other assets	205	289
Total other assets	26,140	26,425
TOTAL ASSETS	$90,335	$102,045
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,654	$5,061
Accrued commissions	1,911	1,071
Deferred revenue	16,504	15,952
Accrued expenses	1,565	2,377
Total current liabilities	24,634	24,461
DEFERRED REVENUE	655	3,595
ACCRUED LIABILITIES	2,355	2,327
DEFERRED TAX LIABILITY, NET	364	353
Total liabilities	28,008	30,736
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, no par value - authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, no par value - authorized 50,000,000 shares; issued and outstanding 40,797,757 (40,490,928 issued and outstanding as of March 31, 2016)	—	—
Additional paid-in capital	163,038	161,997
Retained deficit	(100,442)	(90,527)
Accumulated other comprehensive loss	(269)	(161)
Total shareholders' equity	62,327	71,309
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$90,335	$102,045

See notes to consolidated financial statements.

COVISINT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
REVENUE	$17,170	$18,393	$34,616	$36,875
COST OF REVENUE	8,873	8,469	17,094	18,246
GROSS PROFIT	8,297	9,924	17,522	18,629
OPERATING EXPENSES:
Research and development	2,962	3,127	6,738	6,790
Sales and marketing	7,053	7,183	14,264	14,659
General and administrative	3,187	3,730	6,395	7,817
Total operating expenses	13,202	14,040	27,397	29,266
OPERATING LOSS	(4,905)	(4,116)	(9,875)	(10,637)
Other income (expense)	17	(33)	33	(31)
LOSS BEFORE INCOME TAX PROVISION	(4,888)	(4,149)	(9,842)	(10,668)
INCOME TAX PROVISION (BENEFIT)	24	(23)	73	44
NET LOSS	($4,912)	($4,126)	($9,915)	($10,712)
Basic and diluted loss per share	($0.12)	($0.10)	($0.24)	($0.27)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Foreign currency translation adjustments	(13)	(85)	(108)	(82)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	(13)	(85)	(108)	(82)
COMPREHENSIVE LOSS	($4,925)	($4,211)	($10,023)	($10,794)

See notes to consolidated financial statements.

COVISINT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(In Thousands, Except Per Share Data)
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Gross profit	$8,297	$9,924	$17,522	$18,629
Gross margin	48%	54%	51%	51%
Adjustments:
Stock compensation expense	16	22	21	52
% of total revenue	—%	—%	—%	—%
Amortization of capitalized software	1,150	905	1,995	1,809
% of total revenue	7%	5%	5%	5%
Non-GAAP gross profit	$9,463	$10,851	$19,538	$20,490
Non-GAAP gross margin	55%	59%	56%	56%

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Cost of revenue	$8,873	$8,469	$17,094	$18,246
Adjustments:
Stock compensation expense	16	22	21	52
Amortization of capitalized software	1,150	905	1,995	1,809

Non-GAAP cost of revenue	$7,707	$7,542	$15,078	$16,385

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Research and development	$2,962	$3,127	$6,738	$6,790
Adjustments:
Capitalized internal software costs	(740)	(1,126)	(1,428)	(1,526)
Stock compensation expense	11	28	15	54

Non-GAAP research and development	$3,691	$4,225	$8,151	$8,262

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Sales and marketing	$7,053	$7,183	$14,264	$14,659
Adjustments:
Stock compensation expense	69	232	118	341
Amortization of customer relationship agreements	—	—	—	—

Non-GAAP sales and marketing	$6,984	$6,951	$14,146	$14,318

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
General and administrative	$3,187	$3,730	$6,395	$7,817
Adjustments:
Stock compensation expense	340	391	773	1,375
Amortization of trademarks	—	—	—	—

Non-GAAP general and administrative	$2,847	$3,339	$5,622	$6,442

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Net loss	($4,912)	($4,126)	($9,915)	($10,712)
Adjustments:
Capitalized internal software costs	(740)	(1,126)	(1,428)	(1,526)
Stock compensation expense	436	673	927	1,822
Amortization of capitalized software and other intangibles	1,150	905	1,995	1,809
Non-GAAP net loss	($4,066)	($3,674)	($8,421)	($8,607)

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Diluted EPS	($0.12)	($0.10)	($0.24)	($0.27)
Adjustments:
Capitalized internal software costs	(0.02)	(0.03)	(0.04)	(0.04)
Stock compensation expense	0.01	0.02	0.02	0.05
Amortization of capitalized software and other intangibles	0.03	0.02	0.05	0.04
Non-GAAP diluted EPS	($0.10)	($0.09)	($0.21)	($0.22)

COVISINT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended September 30,
	2016	2015
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss	($9,915)	($10,712)
Adjustments to reconcile net loss to cash provided by (used in) operations:
Depreciation and amortization	3,587	3,497
Deferred income taxes	23	48
Stock award compensation	927	1,822
Other	—	5
Net change in assets and liabilities:
Accounts receivable	3,565	2,723
Other assets	1,285	3,658
Accounts payable and accrued expenses	(72)	(1,625)
Deferred revenue	(2,360)	(2,986)
Net cash used in operating activities	(2,960)	(3,570)
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchase of:
Property and equipment	(188)	(3,451)
Capitalized software	(1,428)	(1,526)
Proceeds from asset disposals	—	29
Net cash used in investing activities	(1,616)	(4,948)
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Vendor financing payments	(369)	(369)
Net proceeds from exercise of stock awards	121	486
Net cash provided by (used in) financing activities	(248)	117
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(43)	19
NET CHANGE IN CASH	(4,867)	(8,382)
CASH AT BEGINNING OF PERIOD	39,681	50,077
CASH AT END OF PERIOD	$34,814	$41,695

See notes to consolidated financial statements.